Exhibit 99.1

Epiq Systems, Inc. Announces First Quarter 2008 Results – Reporting 25% Operating Revenue Growth

KANSAS CITY, Kan.--(BUSINESS WIRE)--Epiq Systems, Inc. (NASDAQ: EPIQ) today announced results of operations for the first quarter of 2008. Operating revenue (total revenue before operating revenue from reimbursed direct costs) of $43.9 million increased 25% compared to $35.1 million for the same period last year. An expanded discussion of operating revenue is provided below.

Net income for the first quarter of 2008 was $2.7 million or $0.07 per share compared to net income of $0.2 million or $0.00 per share for the year ago quarter.

First quarter 2008 net cash provided by operating activities was $7.8 million compared to $8.9 million for the year ago quarter. A condensed consolidated cash flow statement is attached.

Epiq Systems’ management also evaluates the following non-GAAP financial measures: (i) non-GAAP adjusted EBITDA (net income before interest/financing, taxes, depreciation, amortization, share-based compensation, non-cash mark-to-market adjustments, and acquisition-related expenses, and (ii) non-GAAP net income (net income before amortization of acquisition-related intangibles, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, acquisition-related expenses, the effect of tax adjustments which are outside of our anticipated effective tax rate, and capitalized loan fee amortization, all net of tax). Reconciliation statements for non-GAAP financial measures are provided below.

First quarter 2008 non-GAAP adjusted EBITDA of $13.2 million increased 17% compared to $11.3 million for the year ago quarter.

Non-GAAP net income for the first quarter of 2008 increased 54% to $5.4 million or $0.14 per share compared to $3.5 million or $0.11 per share for the year ago quarter.

Our operating segments effective the first quarter of 2008 are Electronic Discovery, Bankruptcy, and Settlement Administration. The Electronic Discovery segment remains consistent with prior reporting periods. The new Bankruptcy segment includes the bankruptcy trustee (Chapter 7 & 13) and corporate restructuring (Chapter 11) businesses. The new Settlement Administration segment includes activities related to class action and related business.

Operating revenue for Electronic Discovery for the first quarter of 2008 increased 31% to $13.2 million compared to $10.1 million for the year ago quarter. New client engagements combined with increased work for existing clients and expansion of the international business contributed to the increase in operating revenue compared to the same period last year. Non-GAAP adjusted EBITDA for Electronic Discovery was $6.4 million, a 23% increase compared to $5.2 million for the year ago quarter.

Bankruptcy operating revenue for the first quarter of 2008 was $13.4 million, compared to $15.0 million for the year ago quarter. Changes in revenue between the quarters are related to ordinary quarterly fluctuations in Chapter 7 bankruptcy deposits and caseloads across all clients and Chapter 7 pricing tied to short-term interest rates. Retention of existing clients remains extremely high and we closed a variety of new client engagements during the first quarter. Non-GAAP adjusted EBITDA for the Bankruptcy business for the first quarter of 2008 was $10.8 million, which includes a cash gain on interest rate floor options of $3.5 million, compared to $9.1 million for the year ago quarter. We purchased interest rate floor options during 2007 in anticipation of short-term interest rates declining during 2008. We locked in on a cash gain on the options during the first quarter of 2008.

Settlement Administration operating revenue for the first quarter of 2008 was $17.3 million compared to $9.9 million in the year ago quarter. Non-GAAP adjusted EBITDA for the Settlement Administration business was $0.7 million for the first quarter of 2008 compared to $1.6 million for the year ago quarter. A major contract was launched in the first quarter of 2008. The contract had significant start-up costs in the first quarter, minimizing profit during the quarter, however, the contract is on track with achieving targeted profit and margin levels, which are projected to increase during future quarters.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems, stated, “We are pleased to report strong financial and strategic results for the quarter, particularly in our growing electronic discovery business which grew 31% compared to the prior year. We are continuing to expand our domestic and international e-discovery business. So far in 2008, we have introduced the international version of DocuMatrix that supports 60+ foreign languages, added a new production facility in the United Kingdom, and acquired London-based Pinpoint Global Ltd., an innovative technology startup with complementary technology and clients. We now have active relationships with all but 1 of the Magic Circle law firms in London. Our bankruptcy business is also witnessing increased activity, most recently in the airline sector, which contributed several new recent engagements. Year to date, Epiq has been retained on more than 20 new corporate restructuring engagements compared with less than 10 new engagements for the same period last year. Industry reports suggest increased bankruptcy filings will continue going forward.”

Recent key events include:

  Further expansion of our London office with the acquisition of Pinpoint Global, Ltd., an emerging provider of proprietary electronic disclosure solutions, augmented the service capabilities of our London office to include scanning and document coding capabilities which continue to play a key role in non-U.S. engagements.
  Effective February 4, 2008, the company certified to the U.S. Department of Commerce that its privacy policy meets the Safe Harbor framework that provides automatic approval to receive private data from European Union-based organizations. This certification strengthens the company’s ability to serve a growing base of multinational clients.
  A major software release of DocuMatrix™, our eDiscovery software, which offers foreign language-enabled support for 60+ languages including Arabic, Chinese, German, Hebrew, Japanese and Russian.
  Total bankruptcy filings have increased for each of the past seven quarters.
  The Federal Reserve reported that both corporate debt and consumer credit increased compared to the prior year, reaching $6.3 trillion and $2.6 trillion, respectively, as of December 31, 2007.

Conference Call

The Company will host a conference call today at 3:30 p.m. central time to discuss these results. The Internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, call 888-459-5609 before 3:30 p.m. central time. The archive of the Internet broadcast will be available on the company’s website until the next earnings update. A recording of the call will be available through May 30, 2008 beginning approximately two hours after the call ends. To access the replay, call 800-642-1687 and enter pin #43971301.

Company Description

Epiq Systems is a leading provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise. For more information, visit us online at www.epiqsystems.com.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” "goal," "objective" and “potential.” Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client’s deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with the application of complex accounting rules to unique transactions, including the risk that good faith application of those rules and audits of those results may be later reversed by new interpretations of those rules or new views regarding the application of those rules, and (9) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

EPIQ SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three months ended
	March 31,
	2008	2007

REVENUE:
Case management services	$ 28,796	$ 20,832
Case management bundled products and services	5,291	6,678
Document management services	9,814	7,585
Operating revenue before reimbursed direct costs	43,901	35,095
Operating revenue from reimbursed direct costs	5,109	6,033
Total Revenue	49,010	41,128

OPERATING EXPENSES:
Direct costs of services	18,827	10,331
Direct costs of services - bundled	947	887
Reimbursed direct costs	5,121	6,022
General and administrative	15,080	12,924
Depreciation and software and leasehold amortization	3,710	2,961
Amortization of identifiable intangible assets	2,278	2,524
Other operating income	(2,371)	-
Total Operating Expenses	43,592	35,649

INCOME FROM OPERATIONS	5,418	5,479

EXPENSES (INCOME) RELATED TO FINANCING:
Interest income	(143)	(8)
Interest expense	490	5,102
Net Expenses Related To Financing	347	5,094

INCOME BEFORE INCOME TAXES	5,071	385

PROVISION FOR INCOME TAXES	2,415	235

NET INCOME	$ 2,656	$ 150

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$ 0.07	$ 0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED
	41,375	30,780

EPIQ SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
ASSETS:
Cash and cash equivalents	$ 13,783	$ 13,415
Trade accounts receivable, net	40,230	33,925
Property and equipment, net	36,365	32,403
Goodwill	260,732	260,684
Other intangibles, net	32,032	34,310
Other	17,210	18,057

Total Assets	$ 400,352	$ 392,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable	$ 14,296	$ 7,401
Indebtedness	60,628	61,592
Other liabilities	37,969	40,119
STOCKHOLDERS’ EQUITY	287,459	283,682

Total Liabilities and Stockholders’ Equity	$ 400,352	$ 392,794

EPIQ SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three months ended
	March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 2,656	$ 150
Non-cash adjustments to net income:
Depreciation and amortization	5,988	5,485
Other, net	1,225	1,466
Changes in operating assets and liabilities, net	(2,052)	1,763
Net cash provided by operating activities	7,817	8,864

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, software, other	(7,331)	(3,216)
Net cash used in investing activities	(7,331)	(3,216)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on indebtedness	(606)	(8,612)
Other	488	2,623
Net cash used in financing activities	(118)	(5,989)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
	$ 368	$ (341)

EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA (In thousands) (Unaudited)

	Three months ended
	March 31,	March 31,
	2008	2007

NET INCOME	$ 2,656	$ 150

Depreciation and amortization	5,988	5,485
Share-based compensation	524	311
Expenses related to financing, net	347	5,094
Realized gain on interest rate floors	1,273	-
Provision for income taxes	2,415	235
	10,547	11,125

NON-GAAP ADJUSTED EBITDA	$ 13,203	$ 11,275
EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO BANKRUPTCY NON-GAAP ADJUSTED EBITDA (In thousands) (Unaudited)

	Three months ended
	March 31,	March 31,
	2008	2007

SEGMENT PERFORMANCE MEASURE	$ 7,299	$ 9,112

Realized gain on interest rate floors	3,465	-

NON-GAAP ADJUSTED EBITDA	$ 10,764	$ 9,112

EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME (In thousands) (Unaudited)

	Three months ended
	March 31,	March 31,
	2008	2007

NET INCOME	$ 2,656	$ 150

Plus (net of tax):
Amortization of acquisition intangibles	1,378	1,527
Share-based compensation	345	221
Effective tax rate	387	67
Loan fee amortization	80	238
Mark-to-market adjustments	(244)	1,295
Realized gain on interest rate floors	770	-
	2,716	3,348

NON-GAAP NET INCOME	$ 5,372	$ 3,498
EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF EPS TO NON-GAAP EPS (Unaudited)

	Three months ended
	March 31,	March 31,
	2008	2007

EPS (on a diluted basis)	$ 0.07	$ 0.00

Plus (net of tax):
Amortization of acquisition intangibles	0.04	0.05
Share-based compensation	0.01	0.01
Effective tax rate	0.01	-
Loan fee amortization	-	0.01
Mark-to-market adjustments	(0.01)	0.04
Realized gain on interest rate floors	0.02	-
	0.07	0.11

NON-GAAP EPS (on a diluted basis)	$ 0.14	$ 0.11

EPIQ SYSTEMS, INC. AND SUBSIDIARIES OPERATING REVENUE (In thousands) (Unaudited)

	Three months ended
	March 31,	March 31,
	2008	2007

Electronic Discovery	$ 13,238	$ 10,112
Bankruptcy	13,365	15,042
Settlement Administration	17,298	9,941

OPERATING REVENUE BEFORE REIMBURSED DIRECT COSTS
	$ 43,901	$ 35,095
EPIQ SYSTEMS, INC. AND SUBSIDIARIES NON-GAAP ADJUSTED EBITDA (In thousands) (Unaudited)

	Three months ended
	March 31,	March 31,
	2008	2007

Electronic Discovery	$ 6,393	$ 5,210
Bankruptcy	10,764	9,112
Settlement Administration	709	1,609
Unallocated	(4,663)	(4,656)

TOTAL NON-GAAP ADJUSTED EBITDA	$ 13,203	$ 11,275

EPIQ SYSTEMS, INC. AND SUBSIDIARIES EPS CALCULATION (In thousands, except per share data) (Unaudited)

	March 31,	March 31,
	2008	2007 [a]

NET INCOME	$ 2,656	$ 150
Interest expense adjustment for convertible debt	301	-

ADJUSTED FOR DILUTED CALCULATION	$ 2,957	$ 150

DILUTED WEIGHTED AVERAGE SHARES	35,291	29,266
Adjustment to reflect stock options	1,798	1,514
Adjustment to reflect convertible debt shares	4,286	-

ADJUSTED FOR DILUTED CALCULATION	41,375	30,780

NET INCOME PER SHARE - DILUTED	$ 0.07	$ 0.00

[a] Convertible debt is antidilutive and therefore excluded from EPS calculation.

CONTACT:
Epiq Systems, Inc.
Mary Ellen Berthold, 913-621-9500
ir@epiqsystems.com